         MORGAN STANLEY INSTITUTIONAL FUND TRUST - HIGH YIELD PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2007 - MARCH 31, 2008

                                                               AMOUNT OF    % OF
                                   OFFERING       TOTAL         SHARES    OFFERING % OF FUNDS
  SECURITY     PURCHASE/   SIZE OF PRICE OF     AMOUNT OF      PURCHASED PURCHASED   TOTAL                      PURCHASED
  PURCHASED    TRADE DATE OFFERING  SHARES      OFFERING        BY FUND   BY FUND    ASSETS         BROKERS        FROM
------------------------------------------------------------------------------------------------------------------------
  Washington    10/18/07     --     $100.00 $1,000,000,000.00 800,000.00   0.08%     0.30%     Goldman. Sachs &  Goldman
    Mutual                                                                                        Co., Credit     Sachs
Preferred Fund                                                                                  Suisse, Lehman
  9.759% due                                                                                   Brothers, Morgan
  12/31/2049                                                                                        Stanley

     Texas      11/29/07     --     $95.00  $2,000,000,000.00 960,000.00   0.03%     0.48%    Goldman, Sachs &  Goldman
  Competitive                                                                                     Co., Citi,      Sachs
   Electric                                                                                     Credit Suisse,
  10.250% due                                                                                  JPMorgan, Morgan
   11/1/2015                                                                                    Stanley, Lehman
   Series B                                                                                        Brothers

  Freddie Mac   11/29/07     --     $25.00  $6,000,000,000.00    8,400     0.00%     0.11%     Lehman Brothers,   Lehman
  PFD 8.375%                                                                                   Goldman, Sachs &  Brothers
                                                                                                  Co., Bear,
                                                                                                Stearns & Co.,
                                                                                                 Inc, Bank of
                                                                                                    America
                                                                                                Securities LLC,
                                                                                                 Citi, Credit
                                                                                               Suisse, Deutsche
                                                                                               Bank Securities,
                                                                                                Morgan Stanley,
                                                                                                UBS Investment
                                                                                                      Bank

    General    11/29/07      --     $99.195 $4,000,000,000.00 835,000.00   0.02%     0.52%      Cit, JPMorgan,   Lehman
   Electric                                                                                    Lehman Brothers, Brothers
Company 5.250%                                                                                  Morgan Stanley
 due 12/6/2017